UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 24, 2025

MultiPlan Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39228	84-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Fifth Avenue
New York, New York 10003
(212) 780-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A Common Stock, $0.0001 par value per share	MPLN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 24, 2025, MultiPlan Corporation (“MultiPlan” or the “Company”) announced the expiration and results of the previously announced separate offers to exchange (each an “Exchange Offer” and, together, the “Exchange Offers”) (i) 5.50% Senior Secured Notes due 2028 issued by MPH Acquisition Holdings LLC (“MPH”) (the “Existing Secured Notes”) for a portion of (a) new “first-out” first lien term loans to be issued by MPH (the “New First-Out First Lien Term Loans”), (b) new “second-out” 6.50% cash & 5.00% PIK first lien notes due 2030 to be issued by MPH (the “New Second-Out First Lien A Notes”) and (c) new “second-out” 5.75% first lien notes due 2030 to be issued by MPH (the “New Second-Out First Lien B Notes” and, together with the New Second-Out First Lien A Notes, the “New Second-Out First Lien Notes”) (collectively, the “Existing Secured Notes Exchange Offer”); (ii) 5.750% Senior Notes due 2028 issued by MPH (the “Existing Unsecured Notes”) for a portion of (a) New Second-Out First Lien A Notes, (b) New Second-Out First Lien B Notes and (c) new “third-out” 6.00% cash & 0.75% PIK first lien notes due 2031 to be issued by MPH (the “New Third-Out First Lien A Notes”) (collectively, the “Existing Unsecured Notes Exchange Offer”); (iii) 6.00% / 7.00% Convertible Senior PIK Toggle Notes due 2027 issued by MultiPlan (the “Existing Convertible Notes,” and, collectively with the Existing Secured Notes and the Existing Unsecured Notes, the “Old Notes”) for a portion of (a) New Second-Out First Lien A Notes, (b) New Second-Out First Lien B Notes and (c) new “third-out” 6.00% cash & 0.75% PIK first lien notes due 2031 to be issued by MultiPlan (the “New Third-Out First Lien B Notes” and, together with the New Third-Out First Lien A Notes, the “New Third-Out First Lien Notes” and, such New Third-Out First Lien Notes and New Second-Out First Lien Notes, collectively, the “New Notes”) (collectively, the “Existing Convertible Notes Exchange Offer”); and (iv) MPH’s existing Term Loans (as defined in the Existing First Lien Credit Agreement (as defined below), the “Existing Term Loans,” and together with the Old Notes, the “Existing Indebtedness”) for a portion of (a) New First-Out First Lien Term Loans and (b) new “second-out” first lien term loans, with such new term loans maturing in 2030 (the “New Second-Out First Lien Term Loans”) (collectively, the “Existing Term Loans Exchange Offer”), in each case (as applicable), upon the terms and subject to the conditions described in a confidential exchange offer memorandum and consent solicitation statement distributed on December 24, 2024 (as it may be supplemented and amended from time to time, the “Offering Memorandum”) or upon the terms and subject to the conditions described in a notice and instruction form distributed on December 24, 2024 (as it may be supplemented and amended from time to time, the “Notice and Instruction Form”). References to “New Debt” in this Current Report on Form 8-K refer to the New First-Out First Lien Term Loans, the New Second-Out First Lien Term Loans and the New Notes. The New Third-Out First Lien A Notes and the New Third-Out First Lien B Notes will be secured equally and ratably on the same collateral, will be pari passu and will otherwise have identical payment priority, collateral priority and economic terms, notwithstanding that they will be issued by separate issuers.

As of 5:00 p.m., New York City time, on January 24, 2025 (the “Expiration Time”), MultiPlan and MPH, as applicable, received from eligible holders valid and unrevoked tenders and related consents, as reported by Epiq Corporate Restructuring, LLC (the “Exchange Agent”), representing 99.64% of the aggregate principal amount of Old Notes outstanding, as follows: (i) $1,043,941,000 with respect to the Existing Secured Notes, representing 99.42% of the aggregate principal amount thereof outstanding, (ii) $974,517,000 with respect to the Existing Unsecured Notes, representing 99.46% of the aggregate principal amount thereof outstanding, and (iii) $1,253,470,000 with respect to the Existing Convertible Notes, representing 99.97% of the aggregate principal amount thereof outstanding. As of the Expiration Time, MPH received valid and unrevoked tenders and related consents from eligible holders of approximately $1,273,989,487.50 Existing Term Loans, representing approximately 99.38% of the aggregate principal amount thereof outstanding, as reported by the Exchange Agent.

The consents received represent the requisite number of consents in the concurrent consent solicitations (with respect to the Existing Term Loans, the Existing Revolving Credit Commitments (as defined below) and each series of Old Notes, a “Consent Solicitation” and, collectively, the “Consent Solicitations”), with respect to the Old Notes, on the terms and subject to the conditions set forth in the Offering Memorandum, (with respect to each series of Old Notes, a “Note Consent” and, collectively, the “Note Consents”) from eligible holders of such series of Old Notes to adopt certain proposed amendments (the “Old Notes Proposed Amendments”) to the indentures governing the Old Notes (collectively, the “Old Notes Indentures”) and, with respect to the Existing Term Loans and the Existing Revolving Credit Commitments, on the terms and subject to the conditions set forth in the Notice and Instruction Form (a “Loan Consent” and, collectively, the “Loan Consents,” and together with the Note Consents, the “Consents”) from eligible holders of such Existing Term Loans and/or Existing Revolving Credit Commitments to adopt certain proposed amendments to the Existing First Lien Credit Agreement (the “Existing First Lien Credit

Agreement Proposed Amendments,” and together with the Old Notes Proposed Amendments, the “Proposed Amendments”). The Old Notes Proposed Amendments would eliminate substantially all of the restrictive covenants as well as certain events of default and related provisions and definitions in the Old Notes Indentures as further set forth in the Offering Memorandum. The Old Notes Proposed Amendments with respect to the Existing Convertible Notes would also amend the definition of “Fundamental Change” as set forth in the Offering Memorandum. The Old Notes Proposed Amendments with respect to the Existing Secured Notes would also release all of the collateral securing the Existing Secured Notes. The Existing First Lien Credit Agreement Proposed Amendments would eliminate substantially all covenants, certain default provisions, and substantially all representations and warranties in the Existing First Lien Credit Agreement, as well as release certain of the collateral and guarantors thereunder, which would have the effect of releasing (i) the same guarantors under the indentures governing the Existing Secured Notes and the Existing Unsecured Notes and (ii) the same collateral securing the Existing Secured Notes. MultiPlan and MPH, as applicable, will enter into supplemental indentures with the applicable trustees and the guarantors party thereto to reflect the Old Notes Proposed Amendments, but the Old Notes Proposed Amendments will become operative only upon the consummation of the Exchange Offers on the Settlement Date. As used herein, the “Existing Revolving Credit Commitments” refers to the existing Revolving Credit Commitments under and as defined in that certain Credit Agreement, dated as of August 24, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, the “Existing First Lien Credit Agreement”), by and among MPH, as borrower, MPH Acquisition Corp 1, the co-obligors from time to time party thereto, the lenders from time to time party thereto, and Goldman Sachs Lending Partners LLC, as administrative agent, collateral agent, swingline lender and a letter of credit issuer.

The settlement of the Exchange Offers is expected to occur on January 30, 2025, unless extended or terminated and subject to the terms and conditions set forth in the Offering Memorandum (the “Settlement Date”).

The consummation of each of the Exchange Offers and Consent Solicitations is subject to customary conditions set forth in the Offering Memorandum and the Notice and Instruction Form.

A copy of the press release announcing the expiration and results of the Exchange Offers is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
 (d) Exhibits
The following exhibits are included in this Form 8-K:

99.1	Press Release announcing the Expiration and Final Results of the Exchange Offers, dated as of January 27, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).
No Offer or Solicitation
This Current Report is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote, consent or approval in any jurisdiction in connection with the issuance of New Debt, the Exchange Offers, the Consent Solicitations or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Forward-Looking Statements
This Current Report includes statements that express our management’s opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including the discussion of financial outlook and guidance, changes to our sales efforts, our stakeholder engagement strategies, and other operational enhancements, and our long-term prospects, including growth. Such forward-looking statements are based on available current market information and management’s expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that these forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, but are not limited to: our ability to consummate the Exchange Offers and the Consent Solicitations; our ability to execute and realize the expected benefits of the Exchange Offers and Consent Solicitations; the impact of the Exchange Offers and Consent Solicitations on the market price of our securities; litigation, including the outcome of any legal proceedings that may be instituted against us or others relating to the Exchange Offers and Consent Solicitations; diversion of our management’s attention away from our business on account of the Exchange Offers and Consent Solicitations; our ability to raise additional capital in the future; the risk that an insufficient number of eligible holders participate in the Exchange Offers; if the Exchange Offers and Consent Solicitations are not consummated, the potential delays and significant costs of alternative transactions, which may not be available to us on acceptable terms, or at all, which in turn may impact our ability to continue as a going concern; the adverse impact of failing to consummate the Exchange Offers and Consent Solicitations or otherwise deleveraging on our financial condition, business prospects and the market price of our securities; and the factors disclosed in our Securities and Exchange Commission filings from time to time, including, without limitation, those factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2024. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date made. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    January 27, 2025

                                MultiPlan Corporation

                                By:    /s/ Douglas Garis
                                Name:    Douglas Garis
                                Title:    Executive Vice President and Chief Financial Officer